August 2026

Pricing Supplement No. 17,769

Registration Statement Nos. 333-293641; 333-293641-01

Dated August 14, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, tax supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the basket has depreciated in value but the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the basket has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek a return based on an equally weighted basket consisting of ten stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 3, 2028
Stated principal amount / Issue price:	$1,000 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	August 14, 2026
Original issue date:	August 19, 2026 (3 business days after the pricing date)
Aggregate principal amount:	$1,371,000
Basket:	The table sets forth the Bloomberg ticker symbol for each basket stock, the exchange on which each basket stock is listed and the weighting of each basket stock.
	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	Amazon.com, Inc. common stock (the “AMZN Stock”)	AMZN	10%	$262.65	0.038073482
	Coherent Corp. common stock (the “COHR Stock”)	COHR	10%	$325.83	0.030690851
	Corning Incorporated common stock (the “GLW Stock”)	GLW	10%	$165.99	0.060244593
	Linde plc ordinary shares (the “LIN Stock”)	LIN	10%	$482.74	0.020715085
	MP Materials Corp. common stock (the “MP Stock”)	MP	10%	$58.74	0.170241743
	Northrop Grumman Corporation common stock (the “NOC Stock”)	NOC	10%	$585.87	0.017068633
	NVIDIA Corporation common stock (the “NVDA Stock”)	NVDA	10%	$225.16	0.044412862
	RBC Bearings Incorporated common stock (the “RBC Stock”)	RBC	10%	$560.49	0.017841532
	Rocket Lab Corporation common stock (the “RKLB Stock”)	RKLB	10%	$80.25	0.124610592
	Space Exploration Technologies Corp. class A common stock (the “SPCX Stock”)	SPCX	10%	$140.00	0.071428571
	We refer to each of the basket components as a basket stock. *Bloomberg ticker symbols are being provided for reference purposes only.
Payment at maturity per Buffered PLUS:

●If the final basket value is greater than the initial basket value:

$1,000 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

●If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%:

$1,000

●If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%:

($1,000 × basket performance factor) + $100

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity

Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	150%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Maximum payment at maturity:	$1,271.50 per Buffered PLUS (127.15% of the stated principal amount)
Valuation date:	February 29, 2028, subject to postponement for non-trading days and certain market disruption events
	Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$931.20 per Buffered PLUS. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per Buffered PLUS	$1,000	$20(1)
	$5(2)		$975
Total	$1,371,000	$34,275	$1,336,725

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each Buffered PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each Buffered PLUS.

(3)See “Use of proceeds and hedging” on page 24.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated April 8, 2026  Tax Supplement dated April 8, 2026  Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:

100, which is equal to the sum of the products of the initial basket component value of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

Final basket value:	The basket closing value on the valuation date
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each basket component on such day and (ii) the applicable multiplier for such basket component on such day.

Basket component closing value:	With respect to each basket component, the share closing price of such basket component multiplied by the adjustment factor for such basket component
Multiplier:

The multiplier for each basket component was set on the pricing date based on such basket component’s initial basket component value so that each basket component represents the applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket—Multiplier” above.

Adjustment factor:	With respect to each basket component, 1.0, subject to adjustment in the event of certain corporate events affecting such basket component.
CUSIP / ISIN:	61781DHK7 / US61781DHK72
Listing:	The Buffered PLUS will not be listed on any securities exchange.

August 2026  Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028 (the “Buffered PLUS”) can be used:

￭As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity;

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario;

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor; and

￭To obtain a buffer against a specified level of negative performance in the basket

Maturity:	Approximately 1.5 years
Leverage factor:	150%
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Maximum payment at maturity:	$1,271.50 per Buffered PLUS (127.15% of the stated principal amount)
Basket component weightings:	10% for each basket component
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $931.20.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount, the maximum payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

August 2026  Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged upside exposure to the positive performance of the basket, subject to the maximum payment at maturity, while providing limited protection against negative performance of the basket. Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance (Up to a Cap)

The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of performance relative to a direct investment in the basket, subject to the maximum payment at maturity.

Upside Scenario

The basket increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 150% of the basket percent change, subject to the maximum payment at maturity of $1,271.50 per Buffered PLUS (127.15% of the stated principal amount).

Par Scenario	The basket declines in value by no more than 10%, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario

The basket declines in value by more than 10%, and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. (Example: if the basket decreases in value by 50%, the Buffered PLUS will redeem for $600 or 60% of the stated principal amount.) The minimum payment at maturity is $100 per Buffered PLUS.

August 2026  Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Buffer amount:	10%
Maximum payment at maturity:	$1,271.50 per Buffered PLUS (127.15% of the stated principal amount)
Minimum payment at maturity:	$100 per Buffered PLUS

Buffered PLUS Payoff Diagram

The Buffered PLUS
The Basket
Payment at Maturity on the Buffered PLUS
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,271.50 Maximum
Payment at Maturity
PLUS Zone
$1,000 Stated
Principal Amount
Buffer Zone
$100 Minimum Payment at
Maturity
-10%
18.10%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage Change in the Basket Closing Value

See the next page for a description of how the Buffered PLUS work.

August 2026  Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity of $1,271.50 per Buffered PLUS (127.15% of the stated principal amount) at a final basket value of 118.10% of the initial basket value.

￭Given the leverage factor of 150%, if the basket appreciates 5%, investors will receive a 7.50% return, or $1,075 per Buffered PLUS.

￭If the basket appreciates 80%, investors will receive only the maximum payment at maturity of $1,271.50 per Buffered PLUS, or 127.15% of the stated principal amount.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

￭If the basket depreciates 5%, investors will receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. The minimum payment at maturity is $100 per Buffered PLUS.

￭If the basket depreciates 70%, investors will lose 60% of the stated principal amount and receive only $400 per Buffered PLUS at maturity, or 40% of the stated principal amount.

August 2026  Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS. If the final basket value is less than 90% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket from the initial basket value, plus $100 per Buffered PLUS. Accordingly, investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

￭The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,271.50 per Buffered PLUS, or 127.15% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 127.15% of the stated principal amount for the Buffered PLUS, any increase in the final basket value over the initial basket value by more than 18.10% of the initial basket value will not further increase the return on the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market. Some factors that may influence the value of the Buffered PLUS include:

othe trading price, volatility (frequency and magnitude of changes in price) and relative performance of each of the basket components,

odividend yield, if any, of each of the basket components,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the final basket value,

othe time remaining until the Buffered PLUS mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting a particular basket component that may or may not require an adjustment to the relevant adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The share closing prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. The Buffered PLUS are not guaranteed by any other entity. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

August 2026  Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The amount payable on the Buffered PLUS is not linked to the basket closing value at any time other than the valuation date. The final basket value will be determined on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than the final basket value, the payment at maturity will be based solely on the value of the basket on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any basket component.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket value, the basket percent change, what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing values in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at

August 2026  Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the basket components), including trading in the basket components and in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the basket component closing values on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket Components

￭The SPCX Stock has very limited trading history. The SPCX Stock began trading on June 12, 2026 and, therefore, has very limited historical performance. Because the SPCX Stock has no historical closing price prior to the completion of its initial public offering, limited historical information for the SPCX Stock will be available for you to consider in making an independent investigation of its performance, which may make it difficult for you to make an informed decision with respect to the securities. Further, because the SPCX Stock has a very limited trading history, your investment in the securities may involve greater risks than an investment in securities linked to the value of companies with a more established record of performance. For additional information about the SPCX Stock, see “Space Exploration Technologies Corp. Overview” below. You cannot predict the future performance of the SPCX Stock based on its historical performance.

￭There are risks associated with investments in securities linked to the value of equity securities issued by foreign companies. The ordinary shares of Linde plc are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Buffered PLUS.  Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the component securities of the underlying index, or engaging in transactions therein, and any such action could adversely affect the value of the underlying index or the Buffered PLUS.  These regulatory actions could result in restrictions on the Buffered PLUS and could result in the loss of a significant portion or all of your initial investment in the Buffered PLUS, including if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.

￭Changes in the value of one or more of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value(s) of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the share closing prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the Buffered PLUS.

August 2026  Page 9

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the Buffered PLUS in taking any corporate actions that might affect the value of your Buffered PLUS. None of the money you pay for the Buffered PLUS will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The share closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the share closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying product supplement called “Description of PLUS—Antidilution Adjustments.” You should read that section in order to understand these and other adjustments that may be made to your Buffered PLUS.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting such basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Buffered PLUS and your return on the Buffered PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Buffered PLUS.

August 2026  Page 10

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial level of the underlier of 100 on June 12, 2026 (assuming that each basket component is weighted as described in “Basket” on the cover of this document) and illustrates the effect of the offset and/or correlation among the basket components during such period. The following graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance June 12, 2026 to August 14, 2026

August 2026  Page 11

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Amazon.com, Inc. Overview

Bloomberg Ticker Symbol: AMZN

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the AMZN Stock on August 14, 2026 was $262.65. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

AMZN Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 12

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Coherent Corp. Overview

Bloomberg Ticker Symbol: COHR

Coherent Corp. develops, manufactures, and markets lasers, transceivers, and other optical and optoelectronic devices, modules, and systems, as well as engineered materials, for use in the communications, industrial, instrumentation and electronics markets. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39375 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the COHR Stock on August 14, 2026 was $325.83. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

COHR Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 13

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Corning Incorporated Overview

Bloomberg Ticker Symbol: GLW

Corning Incorporated is a global, technology-based corporation that operates in five reportable business segments: Optical Communications, Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-03247 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the GLW Stock on August 14, 2026 was $165.99. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

GLW Stock Daily Basket Component Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 14

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Linde plc Overview

Bloomberg Ticker Symbol: LIN

Linde plc is an industrial gas producer based in Ireland. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38730 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the LIN Stock on August 14, 2026 was $482.74. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

LIN Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 15

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MP Materials Corp. Overview

Bloomberg Ticker Symbol: MP

MP Materials Corp. operates rare earth mining and minerals processing facilities. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39277 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the MP Stock on August 14, 2026 was $58.74. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

MP Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 16

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Northrop Grumman Corporation Overview

Bloomberg Ticker Symbol: NOC

Northrop Grumman Corporation is a global security company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-16411 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the NOC Stock on August 14, 2026 was $585.87. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NOC Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 17

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NVIDIA Corporation Overview

Bloomberg Ticker Symbol: NVDA

NVIDIA Corporation is a full-stack computing infrastructure company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the NVDA Stock on August 14, 2026 was $225.16. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NVDA Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 18

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

RBC Bearings Incorporated Overview

Bloomberg Ticker Symbol: RBC

RBC Bearings Incorporated manufactures and markets engineered precision bearings, components, and systems in the United States and internationally. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-40840 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the RBC Stock on August 14, 2026 was $560.49. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

RBC Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 19

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Rocket Lab Corporation Overview

Bloomberg Ticker Symbol: RKLB

Rocket Lab Corporation is a space company that provides launch services and space systems solutions. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39560 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the RKLB Stock on August 14, 2026 was $80.25. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

RKLB Stock Daily Basket Component Daily Closing Levels January 1, 2021 to August 14, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 20

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Space Exploration Technologies Corp. Overview

Bloomberg Ticker Symbol: SPCX

Space Exploration Technologies Corp. is a technology company focused on space transportation, satellite-based connectivity and artificial intelligence (“AI”). The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-43344 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the SPCX Stock on August 14, 2026 was $140.00. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

SPCX Stock Daily Basket Component Daily Closing Levels June 12, 2026* to August 14, 2026

*The underlying stock began trading on June 12, 2026 and therefore has very limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026  Page 21

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, tax supplement or prospectus, the terms described herein shall control.
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to any basket component or if a market disruption event with respect to any basket component occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the valuation date as postponed, by which date the basket component closing value of each basket component has been determined.

Basket component:	The accompanying product supplement refers to each basket component as an “underlying stock” or a “basket stock.”
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the valuation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, with respect to the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

August 2026  Page 22

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026  Page 23

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the basket components, futures or options contracts on the basket components or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the basket component closing values, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the Buffered PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each Buffered PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each Buffered PLUS. The costs included in the original issue price of the Buffered PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt

August 2026  Page 24

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due March 3, 2028

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, the tax supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for PLUS, in the tax supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

August 2026  Page 25